                              Attachment to Form 4

Pursuant to Instruction 4(b)(v) of the General Instructions to Form 4, this Form
4 is also being filed on behalf of the Reporting Persons set forth below. All of the information set forth in the attached Form 4 for Bain Capital Investors, LLC is the same for the Reporting Persons set forth below unless otherwise noted.

 Table II - Derivative Securities Acquired, Disposed of, or Beneficially Owned

                                          Number of             Title and
Name & Address                            Derivative            Amount of
of Reporting           Relationships      Securities            Underlying
Persons            Director    10% Owner  Disposed of (D)       Securities

Bain Capital                   x          150,651 Series A      5,380,009
Partners VI, L.P.                         Convertible           Class A
                                          Preferred Shares      Common Stock
                                          (1) (2)               Shares (1) (2)

Bain Capital                   x          150,651 Series A      5,380,009
Fund VI, L.P.                             Convertible           Class A
                                          Preferred Shares      Common Stock
                                          (1) (2)               Shares (1) (2)

Bain Capital VI                x          71,291 Series A       2,545,925
Coinvestment                              Convertible           Class A
Fund, L.P.                                Preferred Shares      Common Stock
                                          (1) (2)               Shares (1) (2)

Michael A. Krupka  x           x          150,651 Series A      5,380,009
                                          Convertible           Class A
                                          Preferred Shares      Common Stock
                                          (1) (2)               Shares (1) (2)

 Table II - Derivative Securities Acquired, Disposed of, or Beneficially Owned

                         Number of               Ownership        Nature of
                         Securities              Form of          Indirect
                         Beneficially            Derivative       Beneficial
Name & Address           Owned Following         Security:        Ownership
of Reporting             Reported                Direct (D)
Persons                  Transaction(s)          or Indirect (I)

Bain Capital             0                       I                (3), (4)
Partners VI, L.P.

Bain Capital             0                       I                (3)
Fund VI, L.P.

Bain Capital VI          0                       I                (4)
Coinvestment
Fund, L.P.

Michael A. Krupka        0                       I                (3), (4), (5),
                                                                  (6), (7)

        (1) The holder of shares of Series A Convertible Preferred Stock (the
        "Preferred Stock") has the right, at his option, to convert each such share into a number of shares of Class A Common Stock (the "Common
        Stock") determined by dividing $1000.00 by the conversion price in effect at the time of conversion ($28.002 as of February 28, 2007).

        (2) Bain Capital CLEC Investors, L.L.C. ("CLEC Investors") (see
        footnotes 3, 4, 5, 6 and 7) held 110,984 shares of Preferred Stock as of
        February 25, 2002 and has subsequently received 39,661 shares in stock dividends which are exempt under Rules 16(b)-3, resulting in total holdings of 150,651 shares of Preferred Stock which were repurchased by the issuer on February 28, 2007.

        (3) Bain Capital Investors, LLC ("BCI"), as the sole general partner of
        Bain Capital Partners VI, L.P. ("BCP VI"), BCP VI as the sole general partner of Bain Capital Fund VI, L.P. ("Fund VI"), and Fund VI, as the
        Administrative Member of CLEC Investors, may be each deemed to share voting and dispositive power with respect to the 150,651 shares of
        Preferred Stock held by CLEC Investors. Fund VI disclaims beneficial ownership of all but 64,250 shares of Preferred Stock in which it holds pecuniary interest by virtue of its membership in CLEC Investors. BCI and BCP VI disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

        (4) BCI, as the sole general partner of BCP VI, and BCP VI, as the sole general partner of Bain Capital VI Coinvestment Fund, L.P. ("Fund
        VI-Co"), may be deemed to share voting and dispositive power with respect to 71,291 shares of Preferred Stock which may be deemed to be held by Fund VI-Co by virtue of its membership in CLEC Investors. BCI and BCP VI disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

        (5) BCI is the managing partner of each of BCIP Associates II ("BCIP
        II"), BCIP Trust Associates II ("BCIP Trust II"), BCIP Associates II-B
        ("BCIP II-B"), BCIP Trust Associates II -B ("BCIP Trust II-B") and BCIP
        Associates II-C ("BCIP II-C") and thus may be deemed to share voting and dispositive power with respect to 3,910 shares of Preferred stock which may be deemed to be held by BCIP II by virtue of its membership in CLEC
        Investors, 473 shares of Preferred stock which may be deemed to be held by BCIP Trust II by virtue of its membership in CLEC Investors, 635 shares of Preferred stock which may be deemed to be held by BCIP II-B by virtue of its membership in CLEC Investors, 234 shares of Preferred stock which may be deemed to be held by BCIP Trust II-B by virtue of its membership in CLEC Investors and 645 shares of Preferred stock which may be deemed to be held by BCIP II-C by virtue of its membership in CLEC
        Investors. BCI disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein.

        (6) BCI is attorney-in-fact of PEP Investments PTY Ltd. ("PEP") and thus may be deemed to share voting and dispositive power with respect to 214 shares of Preferred Stock which may be deemed to be held by PEP by virtue of its membership in CLEC Investors. BCI disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein.

        (7) Michael A. Krupka is a managing director of Bain Capital Venture
        Investors, LLC ("BCVI"), the attorney-in-fact of BCI with respect to this investment. Mr. Krupka may be deemed to share voting and dispositive power with respect to the shares listed above but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

                                    Signature of Reporting Persons:

                                    BAIN CAPITAL FUND VI, L.P.
                                    By: Bain Capital Partners VI, L.P.,
                                        its general partner
                                    By: Bain Capital Invetors, LLC,
                                        its general partner
                                    By: Bain Capital Venture Investors,
                                        its attorney-in-fact

                                    BAIN CAPITAL VI COINVESTMENT FUND, L.P.
                                    By: Bain Capital Partners VI, L.P.,
                                        its general partner
                                    By: Bain Capital Investors, LLC,
                                        its general partner
                                    By: Bain Capital Venture Investors,
                                        its attorney-in-fact

                                    BIAN CAPITAL PARTNERS VI, L.P.
                                    By: Bain Capital Investors, LLC,
                                        its general partner
                                    By: Bain Capital Venture Investors,
                                        its attorney-in-fact

                                    BIAN CAPITAL INVESTORS, LLC
                                    By: Bain Capital Venture Investors,
                                        its attorney-in-fact

                                    By: /s/ Michael A. Krupka
                                        -----------------------------------
                                    Name: Michael A. Krupka
                                    Title: Managing Director